Registration No. 33-
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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                             ----------------------
                          READING & BATES CORPORATION
             (Exact name of registrant as specified in its charter)

                State of Delaware                   73-0642271
         (State or other jurisdiction of          (I.R.S. Employer
          incorporation or organization)          Identification No.)

                901 Threadneedle, Suite 200, Houston, Texas 77079
              (Address of Principal Executive Offices) (Zip Code)
                             -----------------------
                            Reading & Bates Corporation
                           1995 Long-Term Incentive Plan
                              (Full title of the plan)
                             -----------------------
                                WAYNE K. HILLIN
                         Senior Vice President, General
                             Counsel and Secretary
                          Reading & Bates Corporation
                          901 Threadneedle, Suite 200
                             Houston, Texas  77079
                      (Name, address of agent for service)

                                 (713) 496-5000
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

   =======================================================================
                |                  | Proposed | Proposed    |
   Title of     |                  | maximum  | maximum     |
   securities   |  Amount          | offering | aggregate   | Amount of
   to be        |  to be           | price per| offering    | registration
   registered:  |  registered:     | share(1):| price(1):   | fee:
   -------------|------------------|----------|-------------|-------------
   Common Stock | 2,500,000 shares | $10.0625 | $25,156,250 | $8,674.57
   ($.05 Par    |                  |          |             |
     Value)     |                  |          |             |
   =======================================================================

   (1) Estimated solely for the purpose of calculating the registration fee pursuant to the Rule 457(c) and (h) on basis of the average of the high and low prices reported in the New York Stock Exchange Composite Transactions on July 28, 1995.


                                      PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

   The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Act"). These documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act. Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Reading & Bates Corporation 1995 Long-Term Incentive Plan (the "Plan").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.  Incorporation of Documents by Reference.

   The Annual Report of Reading & Bates Corporation (the "Company") on Form 10-K for the fiscal year ended December 31, 1994 is incorporated herein by reference. All other reports filed since December 31, 1994 by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") are also incorporated by reference. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

   Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

   Item 5.  Interests of Named Experts and Counsel.

   Certain legal matters in connection with the Common Stock offered hereby will be passed upon for the Company by Wayne K. Hillin, Esq., Senior Vice President, General Counsel and Secretary of the Company. As of the date of this Registration Statement, Mr. Hillin was the beneficial owner of 10,505 shares of Common Stock of the Company and holds options to purchase an additional 80,000 shares of Common Stock of the Company. Mr. Hillin is eligible for participation in the Plan.

   Item 6. Indemnification of Directors and Officers.

   Section 145 of the Delaware General Corporation Law, inter alia, permits a corporation generally to indemnify its present and former directors, officers, employees and agents against expenses and liabilities incurred by them in connection with any action, suit or proceeding (other than an action by or in the right of the corporation) to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. With respect to actions or suits by or in the right of the corporation, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to the corporation unless and only to the extent that the court determines that indemnification is appropriate. Section 145 also authorizes the corporation to purchase and maintain insurance for such persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

   Article Tenth of the Company's Restated Certificate of Incorporation as currently in effect provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
   (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

   In addition, Article Tenth of the Company's Restated Certificate of Incorporation generally provides that each present and future director and officer of the Company, and each present and future director and officer of any other corporation or enterprise serving as such at the request of the Company, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General
   Corporation Law against all expense (including attorneys' fees), judgments, fines and amounts paid or to be paid in settlement, actually and reasonably incurred or suffered by him in connection therewith. The right to indemnification conferred by said Article Tenth is deemed to be a contract right and includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the requirements of the Delaware General Corporation Law. The Company may, by action of its Board of Directors, provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of directors and officers. The rights provided under Article Tenth of the Company's Restated Certificate of Incorporation are not exclusive of other rights to which any director or officer may otherwise be entitled, and in the event of his death, shall extend to his legal representatives. Article Tenth also provides that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

   The Company and members of its board of directors have entered into agreements requiring the Company to indemnify such directors to the maximum extent permitted by Delaware law and the Company's Restated Certificate of Incorporation, to the extent such directors are not fully protected by any directors' and officers' liability insurance maintained by the Company, and to provide directors' and officers' liability insurance with the broadest coverage available at reasonable cost. The Company has an insurance policy covering liabilities not in excess of $10,000,000 incurred by officers and directors of the Company in their capacity as such. The Company offers no assurance that it will be able to obtain such insurance in the future at reasonable rates.

   The foregoing discussions of certain provisions of Section 145 of the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation and the Company's insurance policy are not intended to be exhaustive and are qualified in their entirety by reference to such statute and such documents.

   Item 8. Exhibits.

        4.1   -   Certificate of  Incorporation.  (Filed as  Exhibit 3.1 to
                  Post-Effective   Amendment  No.   2   to  the   Company's
                  Registration Statement on Form 8-A/A dated May 27, 1994 and incorporated herein by reference.)

        4.2   -   Rights Agreement dated as  of March 15, 1995.   (Filed as
                  Exhibit 4 to the Company's Registration Statement on Form
                  8-A dated March 22, 1995 and incorporated herein by reference.)

        4.3   -   Bylaws.   (Filed as Exhibit 3.1 to the Company's Form 8-K
                  dated   March   3,  1995   and  incorporated   herein  by
                  reference.)

        5     -   Opinion  of Wayne  K. Hillin  dated July  31,  1995, duly
                  admitted to  practice in  the State  of Texas and  Senior
                  Vice President and General Counsel of the Company, as to the legality of the securities being registered.

        15    -   Letter of  Arthur Andersen  LLP  re:   unaudited  interim
                  financial information.

        23.1  -   Consent  of  Arthur   Andersen  LLP,  independent  public
                  accountants.

        23.2  -   Consent of Wayne K. Hillin (included in Exhibit 5)

        24    -   Powers  of attorney  pursuant to which  this Registration
                  Statement has been signed on behalf of certain directors of the Company.

   Item 9.  Undertakings.

   (a) The undersigned registrant hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned in the capacities indicated, thereunto duly authorized, on this 31st day of July, 1995.

                                    READING & BATES CORPORATION

                                    By /s/ Tim W. Nagle
                                       ------------------------
                                       Tim W. Nagle,
                                       Vice President and Chief Financial
                                       Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 31, 1995.


      Signature               Title

   /s/Paul B. Loyd, Jr.      Chairman of the Board of Directors,
   ------------------------  President and Chief Executive Officer
   Paul B. Loyd, Jr.         (Principal Executive Officer)

   /s/Tim W. Nagle            Vice President and Chief Financial
   ------------------------   Officer (Principal Financial and
   Tim W. Nagle               Accounting Officer)

   Arnold L. Chavkin*         Director
   ------------------------
   Arnold L. Chavkin

   Charles A. Donebedian*     Director
   ------------------------
   Charles A. Donebedian

   Ted Kalborg*               Director
   ------------------------
   Ted Kalborg

   Macko A. E. Laqueur*       Director
   ------------------------
   Macko A. E. Laqueur

                              Director
   ------------------------
   J. W. McLean

   C. Kirk Rhein, Jr.*        Director
   ------------------------
   C. Kirk Rhein, Jr.

   Robert L. Sandmeyer*       Director       *By: /s/Tim W. Nagle
   ------------------------                       ------------------------
   Robert L. Sandmeyer                            Tim W. Nagle
                                                  Attorney-in-Fact

   Steven A. Webster*         Director
   ------------------------
   Steven A. Webster


                                 EXHIBIT INDEX

                                                          Sequentially
                                                           Numbered
   Item                  Exhibits                            Page

     4.1  -      Certificate of Incorporation. (Filed
                 as Exhibit 3.1 to Post-Effective
                 Amendment No. 2 to the Company's
                 Registration Statement on Form 8-A/A
                 dated May 27, 1994 and incorporated
                 herein by reference.)                        (1)

     4.2  -      Rights Agreement dated as of March
                 15, 1995. (Filed as Exhibit 4 to the
                 Company's Registration Statement on
                 Form 8-A dated March 22, 1995 and
                 incorporated herein by reference.)           (1)

     4.3  -      Bylaws. (Filed as Exhibit 3.1 to the
                 Company's Form 8-K dated March 3, 1995
                 and incorporated herein by reference.)       (1)

     5    -      Opinion of Wayne K. Hillin, Senior
                 Vice President and General Counsel.

    15    -      Letter regarding unaudited interim
                 financial information.

    23.1  -      Consent of Independent Public Accountants

    23.2  -      Consent of Counsel (included in Exhibit 5)

    24    -      Powers of Attorney
    ----------------------------
   (1)  Incorporated by reference.